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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
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[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]	Definitive Proxy Statement
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[_]	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Mellon Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Mellon [LOGO OF MELLON FINANCIAL CORPORATION]	Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258-0001 March 12, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mellon Financial Corporation in Pittsburgh on Tuesday, April 17, 2001, at 10:00 A.M. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting and Proxy Statement on the following pages.

It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your Proxy promptly in the enclosed envelope. Completing and returning the enclosed Proxy will not limit your right to vote in person or to attend the meeting.

Sincerely,
/s/ Martin G. McGuinn
Martin G. McGuinn
Chairman and Chief Executive Officer

[LOGO OF MELLON FINANCIAL CORPORATION]

Mellon

One Mellon Center
Pittsburgh, Pennsylvania 15258-0001

Notice of Annual Meeting of Shareholders

To the Shareholders:

On Tuesday, April 17, 2001, Mellon Financial Corporation (the “Corporation”) will hold its 2001 Annual Meeting of Shareholders on the 10th Floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania. The meeting will begin at 10:00 A.M.

Only shareholders of record at the close of business on February 9, 2001, can vote at this meeting or any adjournments that may take place. At the meeting we will consider and act upon the following:

1.	The election of directors;

2.	A proposal to approve the adoption of the Mellon Financial Corporation Stock Option Plan for Outside Directors (2001);

3.	The ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2001; and

4.	Such other business as may properly come before the meeting.

Enclosed are a Proxy Statement, a form of Proxy, an addressed return envelope and the Corporation’s 2000 Annual Report (which consists of the 2000 Summary Annual Report and 2000 Financial Annual Report). All shareholders, whether or not they expect to be present at the meeting, are requested to mark, sign and date the Proxy and to return it in the addressed envelope promptly. Shareholders who plan to attend the meeting in person are also requested to complete and return the reservation form that appears at the end of the Proxy Statement. Shareholders who attend the meeting may, if they wish, vote in person even though they have previously returned their Proxy.

By Order of the Board of Directors
/s/ Carl Krasik
Carl Krasik
Secretary

March 12, 2001

[LOGO OF MELLON FINANCIAL CORPORATION]

Mellon

One Mellon Center
Pittsburgh, Pennsylvania 15258-0001

Proxy Statement

March 12, 2001

The Board of Directors of Mellon Financial Corporation (the “Corporation”) is soliciting the enclosed Proxy from you for the Corporation’s Annual Meeting of Shareholders scheduled to be held on Tuesday, April 17, 2001. Proxies are being solicited from holders of the Corporation’s common stock, par value $0.50 per share (the “Common Stock”). Holders of Common Stock are entitled to one vote for each share held and are not entitled to cumulative voting.

If you properly sign, date and return your Proxy, the shares of Common Stock it covers will be voted as you direct on the Proxy. If you choose to sign, date and return your Proxy without marking it to provide voting directions, the shares it covers will be voted at the annual meeting in accordance with the recommendations of the Board of Directors as follows: Proxy Item 1—FOR the election as directors of the nominees of the Board of Directors set forth below; Proxy Item 2—FOR approval of the adoption of the Mellon Financial Corporation Stock Option Plan for Outside Directors (2001); and Proxy Item 3—FOR ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year 2001. You may revoke your Proxy at any time prior to the annual meeting by writing to the Secretary of the Corporation and stating that you are revoking your previously filed Proxy. If you attend the annual meeting, you may choose to vote in person even though you have previously returned a signed Proxy. If you attend the meeting and vote in person, your Proxy will be considered to have been revoked.

Unless you direct otherwise on your Proxy, the persons appointed in the Proxy to vote at the annual meeting may vote or act in accordance with their judgment on any other matters properly presented for action at the meeting. If a broker or nominee voting a Proxy limits the number of shares voted on a proposal or indicates that shares are not voted on a proposal, such “non-votes” will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

The close of business on Friday, February 9, 2001, has been set by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment of that meeting. As of that date, the Corporation had outstanding 483,724,746 shares of Common Stock. The Corporation’s transfer agent holds proxies, ballots and voting tabulations that identify individual holders of Common Stock in confidence. Individual votes will not be disclosed to the Corporation by the transfer agent except as may be necessary to meet legal requirements, in the case of a contested proxy solicitation or as may be requested by the particular shareholder. The distribution of these proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and the Proxy, together with the Corporation’s 2000 Annual Report (consisting of the 2000 Summary Annual Report and 2000 Financial Annual Report), is expected to commence on or about March 12, 2001.

ELECTION OF DIRECTORS (Proxy Item 1)

The By-Laws of the Corporation provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three-year term of office. At each annual meeting of shareholders, a class consisting of approximately one-third of the Corporation’s directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been duly elected and qualified. The By-Laws also provide that the Corporation’s Board of Directors shall consist of such number of directors as shall be fixed from time to time by a majority vote of the full Board of Directors. The Board of Directors has fixed the number of directors at 16, effective with the 2001 Annual Meeting of Shareholders, and has nominated six directors for election at this Annual Meeting. Jared L. Cohon, Ira J. Gumberg, Edward J. McAniff, Martin G. McGuinn, David S. Shapira and Joab L. Thomas are nominated to the class of directors whose terms end in 2004.

Pemberton Hutchinson, currently serving in the class of directors whose terms expire in 2002, has announced his intention to retire from the Board of Directors effective with the 2001 Annual Meeting of Shareholders.

Any vacancies in the Board of Directors resulting from death, retirement, resignation, disqualification, removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors that occurs between annual meetings of shareholders, will be filled by a majority vote of the remaining directors then in office. Directors so chosen to fill vacancies will hold office until the expiration of the term of the class to which they have been elected.

The shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named below, unless the Proxy is marked as directed to withhold authority to vote for one or more of the nominees. If one or more of the nominees is unable or unwilling to serve as a director, the persons named in the Proxy will vote for the election of such substitute nominee, if any, as shall be named by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, as each of the nominees has expressed a willingness to serve if elected.

Biographical Summaries of Nominees and Directors

Information regarding the nominees for election at this year’s annual meeting, as well as information regarding the continuing directors whose terms expire in 2002 and 2003, is set forth below. The shareholders at the Corporation’s 1998 annual meeting of shareholders previously elected each of the nominees except for Mr. Cohon. The Board of Directors elected Mr. Cohon a director in 1998.

NOMINEES FOR DIRECTOR—TERM EXPIRES 2004

Photo
Jared L. Cohon	Director Since 1998	Age 53

President, Carnegie Mellon University (private co-educational research university). From 1992 to 1997, Dr. Cohon served as Dean of the School of
Forestry and Environmental Studies at Yale University. Dr. Cohon is also a director of American Standard Companies Inc. He serves on the
Corporation’s Audit Committee.

Photo
Ira J. Gumberg	Director Since 1989	Age 47

President, Chief Executive Officer and director, J.J. Gumberg Co. (real estate investment and development). Mr. Gumberg is also a director of
Jo-Ann Stores, Inc. He serves on the Corporation’s Executive Committee,
Audit Committee and Trust and Investment Committee (Chairman).

Photo
Edward J. McAniff	Director Since 1994	Age 66

Of Counsel to O’Melveny & Myers (full service law firm), where Mr. McAniff was a partner from 1970 through January 31, 1999. Mr. McAniff is also
Visiting Professor of Law, University of Oregon Law School and Adjunct
Professor of Law, UCLA Law School (major public university law schools).
He serves on the Corporation’s Community Responsibility Committee and
Trust and Investment Committee.

Photo
Martin G. McGuinn	Director Since 1998	Age 58

Chairman and Chief Executive Officer of the Corporation (1999) and of
Mellon Bank, N.A. (“Mellon Bank”). From 1998 to 1999, Mr. McGuinn
served as Chairman and Chief Executive Officer of Mellon Bank and as Vice
Chairman of the Corporation. From 1990 to 1998, Mr. McGuinn was Vice
Chairman of the Corporation and of Mellon Bank. He serves as Chairman of the Corporation’s Executive Committee.

Photo
David S. Shapira	Director Since 1986	Age 59

Chairman, Chief Executive Officer and director, Giant Eagle, Inc. (retail grocery store chain). Mr. Shapira is also a director of Equitable Resources,
Inc. He serves on the Corporation’s Executive Committee, Audit Committee
(Chairman), Technology Committee and Trust and Investment Committee.

Photo
Joab L. Thomas	Director Since 1993	Age 68

President Emeritus, The Pennsylvania State University (major public research university). Dr. Thomas serves on the Corporation’s Human Resources Committee and Technology Committee.

DIRECTORS—TERM EXPIRES 2002

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J. W. Connolly	Director Since 1989	Age 67

Retired Senior Vice President, H. J. Heinz Company (food manufacturer).
Mr. Connolly serves on the Corporation’s Executive Committee, Audit
Committee, Human Resources Committee and Nominating Committee
(Chairman).

Photo
Charles A. Corry	Director Since 1991	Age 69

Retired Chairman and Chief Executive Officer, USX Corporation (energy and steel). Mr. Corry is also a director of USX Corporation and Omnova
Solutions. He serves on the Corporation’s Executive Committee, Audit
Committee, Human Resources Committee (Chairman) and Nominating
Committee (Vice Chairman).

Photo
Steven G. Elliott	Director Since 2001	Age 54

Senior Vice Chairman and Chief Financial Officer of the Corporation and of
Mellon Bank (1999). From 1998 to 1999, Mr. Elliott served as Senior Vice
Chairman and Chief Financial Officer of Mellon Bank and Vice Chairman
and Chief Financial Officer of the Corporation. From 1992 to 1998, he served as Vice Chairman and Chief Financial Officer of the Corporation and of
Mellon Bank. Mr. Elliott serves on the Corporation’s Executive Committee.

Photo
Robert Mehrabian	Director Since 1994	Age 59

Chairman, President and Chief Executive Officer, Teledyne Technologies
Incorporated (advanced industrial technologies). From 1997 to 1999, Dr.
Mehrabian served as Executive Vice President and Segment Executive,
Aerospace, Electronics and Industrial, of Allegheny Teledyne Incorporated
(specialty metals and diversified businesses). Through mid-1997, Dr.
Mehrabian served as President of Carnegie Mellon University (private co-
educational research university). Dr. Mehrabian is also a director of PPG
Industries, Inc. He serves on the Corporation’s Executive Committee, Audit
Committee (Vice Chairman) and Technology Committee (Chairman).

Photo
Wesley W. von Schack	Director Since 1989	Age 56

Chairman, President and Chief Executive Officer, Energy East Corporation
(energy services company). Mr. von Schack is also a director of Energy East
Corporation, New York State Electric & Gas Corporation and RTI
International Metals, Inc. He serves on the Corporation’s Executive
Committee, Community Responsibility Committee (Chairman), Human
Resources Committee (Vice Chairman), Nominating Committee and
Technology Committee.

DIRECTORS—TERM EXPIRES 2003

Photo
Burton C. Borgelt	Director Since 1991	Age 68

Retired (1996) Chairman and Chief Executive Officer, Dentsply
International, Inc. (manufacturer of dental products). Mr. Borgelt is also a director of Dentsply International, Inc. He serves on the Corporation’s
Community Responsibility Committee and Trust and Investment
Committee.

Photo
Carol R. Brown	Director Since 1992	Age 67

President, The Pittsburgh Cultural Trust (cultural and economic growth organization). Mrs. Brown serves on the Corporation’s Community
Responsibility Committee (Vice Chairman) and Human Resources
Committee.

Photo
Christopher M. Condron	Director Since 1998	Age 53

President and Chief Operating Officer of the Corporation (1999) and of
Mellon Bank. From 1998 to 1999, Mr. Condron served as President and
Chief Operating Officer of Mellon Bank and as Vice Chairman of the
Corporation. From 1994 to 1998, Mr. Condron was Vice Chairman of the
Corporation and of Mellon Bank. He serves on the Corporation’s Executive
Committee.

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Seward Prosser Mellon	Director Since 1972	Age 58

President and Chief Executive Officer, Richard K. Mellon and Sons (investments) and Richard King Mellon Foundation (philanthropy).

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Mark A. Nordenberg	Director Since 1998	Age 52

Chancellor, University of Pittsburgh (major public research university). Mr.
Nordenberg served as the Interim Chancellor of the University of Pittsburgh
from 1994 to 1996. He serves on the Corporation’s Community
Responsibility Committee.

Action by Shareholders

The six nominees receiving the highest numbers of votes cast at the annual meeting by all holders of shares of Common Stock will be elected as directors for terms expiring in 2004. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.

With respect to the election of directors (Proxy Item 1), the Board of Directors recommends a vote FOR the election of all nominees.

THE BOARD AND ITS COMMITTEES; DIRECTORS’ COMPENSATION; ADVISORY BOARD

The Board of Directors held 11 regular meetings during 2000. Each incumbent director attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which he or she was a member during the period served in 2000. With the exception of the Executive Committee, all Board committees are composed of directors who are not officers of the Corporation.

The committees of the Board of Directors and a general description of their respective duties follow:

Executive Committee

The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Corporation between meetings of the Board. The Committee also reviews significant corporate matters and recommends action as appropriate to the Board. The Executive Committee did not meet during 2000.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities in respect of (i) the integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (ii) the independence and performance of the Corporation’s independent auditors and internal auditors and (iii) compliance with legal and regulatory requirements. It provides an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors. The Head of the Corporation’s Audit and Risk Review Department meets with the Committee at each meeting of the Committee and the Corporation’s independent public accountants meet with the Committee at least quarterly, with and without representatives of management present, to review accounting, auditing and financial reporting matters, including the review of audit plans. The Committee is also responsible for reviewing significant reports from regulatory authorities, other than those reports that are reviewed by the Trust and Investment Committee or the Community Responsibility Committee. The Corporation’s independent public accountants are appointed by the Board of Directors upon the Committee’s recommendation and ratified by the shareholders. In compliance with regulations adopted by the Securities and Exchange Commission, the Audit Committee’s Charter is attached to this proxy statement as Exhibit B. The Audit Committee met eight times during 2000. See “Audit Committee Report” on page 27.

Nominating Committee

The Nominating Committee recommends to the Corporation’s Board and to the Boards of its various significant subsidiaries such as Mellon Bank, Mellon Bank (DE) National Association, Mellon United National Bank, Mellon 1st Business Bank, Boston Safe Deposit and Trust Company (collectively the “Banks”), The Boston Company and The Dreyfus Corporation, candidates for nomination for election as directors of the Corporation and of those respective entities.

The Committee considers nominees recommended by shareholders for election as directors of the Corporation. To make such a recommendation, a shareholder should submit in writing the name, address and qualifications of the proposed nominee to the Secretary of the Corporation, One Mellon Center, Room 4826, Pittsburgh, Pennsylvania 15258-0001. In addition, Article 2, Section 4 of the Corporation’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at a meeting of shareholders. Those procedures include a requirement for written notice to the Corporation at least 90 days prior to the anniversary date of the previous year’s annual meeting of shareholders. For the Corporation’s annual meeting to be held in 2002, the notice deadline under the By-Law will be January 17, 2002.

The Committee also reviews and recommends to the Corporation’s Board and the Boards of its various significant subsidiaries policies relating to (a) practices and responsibilities of the Boards and their various committees and (b) the components of directors’ compensation. The Nominating Committee met three times during 2000.

Human Resources Committee

The Human Resources Committee establishes the compensation and benefits of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice Chairman and Chief Financial Officer and such other senior officers of the Corporation and its subsidiaries as it decides. The Committee also generally advises and assists management in implementing programs designed to assure the selection and development of key personnel and reviews reports regarding the operation and administration of the Corporation’s employee benefit plans. The Committee administers the Corporation’s Profit Bonus Plan and Long-Term Profit Incentive Plan (1996), including the making of awards thereunder. The Human Resources Committee met seven times during 2000. See “Compensation Committee Report” beginning on page 21.

Trust and Investment Committee

The Trust and Investment Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Corporation’s trust and investment activities. It oversees appropriate policies for trust and investment activities conducted by the Corporation’s subsidiaries. It receives and reviews periodic audits of and regulatory reports concerning (i) the trust and investment activities of the Corporation’s subsidiaries and (ii) the administration of assets held by such subsidiaries in a fiduciary capacity. It also provides an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors with respect to trust and investment activities. The Trust and Investment Committee met six times during 2000.

Community Responsibility Committee

The Community Responsibility Committee has general oversight responsibility for the Corporation’s policy concerning overall compliance with the Community Reinvestment Act (“CRA”) and Fair Lending laws. In addition, the Committee has specific responsibilities for reviewing the Corporation’s overall policy and goals concerning CRA and Fair Lending activities, monitoring each Bank’s compliance and reviewing the report of the Corporation’s contributions program. The Committee reviews the examination reports of the Corporation and the Banks by regulatory authorities concerning CRA and Fair Lending compliance and renders a report to the Board with respect to these matters. The Community Responsibility Committee met three times during 2000.

Technology Committee

The Technology Committee has general oversight responsibility for the role of technology and its use throughout the Corporation. It advises and assists management in the formulation and implementation of operating and strategic plans designed to take full advantage of existing and emerging technology. It monitors the performance of technology throughout the Corporation. The Technology Committee met four times during 2000.

Directors’ Compensation

Each director of the Corporation who does not receive a salary from the Corporation or one of its subsidiaries currently receives a monthly retainer of $2,500 and, in addition, a fee of $1,200 for each meeting at which such director renders services to the Corporation, including meetings of shareholders, the Board of Directors or any committee of the Board on which he or she serves, and separate meetings (if any) with senior management of the Corporation at which services are rendered. In addition, each director who serves as a Committee Chairman receives an annual retainer of $4,500. The directors also serve as the Board of Directors of Mellon Bank and are paid a fee of $700 for attending meetings of that Board on a day when the Corporation’s Board of Directors does not meet. Non-employee directors may defer all or a portion of their fees pursuant to the terms of the Corporation’s 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board (the “Directors Deferred Compensation Plan”), which pays interest at a rate based on the 120-month moving average rates on 10-year Treasury Notes, plus a premium based on years of service.

In addition, non-employee directors receive stock option grants under the Corporation’s Stock Option Plan for Outside Directors (1989) (the “Directors Option Plan (1989)”), a plan under which options to purchase Common Stock are granted to non-employee directors each year on the third business day following the Corporation’s annual meeting of shareholders. Non-employee directors (if any) elected between annual meetings receive an option grant covering a prorated number of shares but with all other terms identical to those options granted under the Directors Option Plan (1989) on the regular grant date. All options have a term of 10 years from the regular grant date, become fully exercisable one year from the regular grant date, and have an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the regular grant date. If the director’s service ceases for any reason other than death, disability or completion of term of service, options that have not become exercisable are forfeited. Options that have become exercisable remain exercisable throughout their 10-year term, regardless of whether the optionee is a director at the time of exercise. In April 2000, each director, except Messrs. McGuinn, Condron and Elliott, was granted an option covering 3,300 shares of Common Stock at an exercise price of $33.6875 per share. This year, shareholders are being asked to approve the Stock Option Plan for Outside Directors (2001), which will replace the Directors Option Plan (1989). If approved, grants will be made under the new plan on the third business day following this year’s annual meeting, and no further grants will be made under the Directors Option Plan (1989). The Stock Option Plan for Outside Directors (2001) is described under Proxy Item 2 beginning on page 24 and is attached to this proxy statement as Exhibit A.

The Corporation has sponsored a Directors’ Retirement Plan paying a monthly benefit equal to the monthly retainer in effect at the time the director retired from the Board. The benefit would be payable over a period equal to the lesser of the director’s total months of service on the Board or 120 months. Prior to February 15, 2000, all non-employee directors who served on the Board for five years became entitled to receive this benefit on retirement. The benefits payable under the Retirement Plan were informally funded with life insurance and were not expected to result in any material cost to the Corporation. Effective February 15, 2000, the Retirement Plan was amended to provide that (1) each retired non-employee director who was receiving a Plan retirement benefit prior to February 15, 2000 would continue to receive such payments and (2) all non-employee directors who served on the Board or Advisory Board as of February 15, 2000 would receive in the second quarter of 2000 a lump sum payment to their Directors Deferred Compensation Plan account (or a lump sum payment in cash if they do not participate in the Directors Deferred Compensation Plan) equal to the present value of their accrued benefit under the Retirement Plan without regard to the minimum service requirement. Such persons will receive no other payments under the Retirement Plan. Directors joining the Board after February 15, 2000 are not entitled to receive any benefit under the Retirement Plan.

As part of its overall program to promote charitable giving, the Corporation has established a Directors’ Charitable Giving Program that is informally funded by Corporation-owned life insurance policies on the directors. Under the program, upon a director’s death the Corporation will donate up to an aggregate of $250,000 over a 10-year period to one or more qualifying charitable organizations designated by the director. A director must have served on the Board for three years to be eligible to participate. The program is not expected to result in any material cost to the Corporation.

As a further part of its overall program to promote charitable giving, the Corporation has established a Directors’ Charitable Matching Gift Program. Under this Program, the Corporation will match on a 1:1 basis donations by non-employee directors to qualifying charitable organizations up to a maximum of $5,000 per director per year.

Advisory Board

The Corporation’s Advisory Board provides general policy advice and assistance on various business matters to the Board and management of the Corporation. Advisory Board members participate in meetings and other activities of the Board of Directors and Committees of the Board but are not entitled to vote or take part in any formal action by the Board or Committees of the Board. In 1999, the Board of Directors revised the Corporation’s Board Policies to express an intention to phase out the Advisory Board over time. Under revised Board Policies, any person (1) who had reached age 65 at December 31, 1999 but who has not reached age 72 at the time of his or her election to the Advisory Board and (2) who has served on the Corporation’s Board of Directors is eligible for election or reelection by the Board of Directors to the Advisory Board. In lieu of service on the Advisory Board, such eligible persons may elect to receive upon retirement from the Board a lump sum payment equal to the estimated present value of two years of Advisory Board compensation. Advisory Board members receive the same compensation, including option grants, as members of the Board of Directors. The lump sum payment would be made to their Directors Deferred Compensation Plan account or in cash if they do not participate in the Directors Deferred Compensation Plan.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers of the Corporation and their associates were customers of and had transactions with one or more of the Banks or other subsidiaries of the Corporation in the ordinary course of business during 2000. Similar transactions may be expected to take place in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did they present other unfavorable features. The Banks, in the ordinary course of business, also engage in purchases and sales of government and municipal securities and in other money market transactions with certain directors and executive officers of the Corporation and their associates. In addition, the Banks and other subsidiaries act as fiduciaries under various employee benefit plans of and as investment managers to certain customers, officers of which are directors of the Corporation and of Mellon Bank.

During 2000, the purchase of goods and services, or the lease of property, by the Corporation, the Banks or other subsidiaries of the Corporation in the ordinary course of business included transactions with various director-related companies. The amounts involved in these transactions were in no case material in relation to the business of the Corporation. It is also believed that the amounts involved in such transactions, as well as the transactions themselves, were not material in relation to the business of any such director-related company and that no director had a material interest in any such transaction. The law firm of O’Melveny & Myers performed legal services for the Corporation during 2000. Edward J. McAniff, a director of the Corporation, is Of Counsel to O’Melveny & Myers. The amounts paid by the Corporation to O’Melveny & Myers were not material to the Corporation or, it is believed, to O’Melveny & Myers.

BENEFICIAL OWNERSHIP OF STOCK

Directors, Nominees and Executive Officers

The following table sets forth, as of February 9, 2001, the amount of the Corporation’s Common Stock beneficially owned by each incumbent director, each nominee and each executive officer named in the Summary Compensation Table appearing on page 13 and by all incumbent directors, nominees and executive officers of the Corporation as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name	Common Stock Owned Beneficially (1)(2)(3)

Burton C. Borgelt	86,632
Carol R. Brown	52,411
Jared L. Cohon	6,156
Christopher M. Condron	456,613	(4)
J.W. Connolly	101,864
Charles A. Corry	83,980
Steven G. Elliott	869,107
Ira J. Gumberg	215,557
Pemberton Hutchinson	19,900
Edward J. McAniff	43,377
Martin G. McGuinn	783,302	(4)
Robert Mehrabian	29,012
Seward Prosser Mellon	345,056
Mark A. Nordenberg	5,756
Keith P. Russell	86,064
David S. Shapira	100,580
Joab L. Thomas	69,540
Wesley W. von Schack	109,310	(4)
Allan P. Woods	150,981
Directors, Nominees and Executive Officers as a group (23 persons)	4,196,861

(1)
On February 9, 2001, none of the individuals named in the above table beneficially owned more than 1% of the Corporation’s outstanding shares of Common Stock. On that date, all the directors, nominees and executive officers as a group owned beneficially approximately .9% of the Corporation’s outstanding Common Stock.

(2)
The amounts shown include the following amounts of Common Stock which the indicated individuals and group have the right to acquire within 60 days of February 9, 2001, through the exercise of stock options granted pursuant to the Corporation’s stock option plans: Mr. Borgelt, 74,032; Ms. Brown, 23,012; Dr. Cohon, 5,556; Mr. Condron, 75,663; Mr. Connolly, 75,980; Mr. Corry, 63,980; Mr. Elliott, 202,220; Mr. Gumberg, 63,980; Mr. Hutchinson, 6,000; Mr. McAniff, 36,440; Mr. McGuinn, -0-; Dr. Mehrabian, 23,012; Mr. Mellon, 75,980; Mr. Nordenberg, 5,556; Mr. Russell, -0-; Mr. Shapira, 63,980; Dr. Thomas, 31,112; Mr. von Schack, 69,890; Mr. Woods, 18,567 and all directors, nominees and executive officers as a group, 1,104,634 shares.

(3)
On February 9, 2001, an aggregate of 489,625 shares of Common Stock were held by Wachovia Bank, N.A., as Trustee of the Mellon Financial Corporation Deferred Share Award Trust. These shares are voted by the Trustee as directed on a per capita basis by the seven beneficiaries of the Trust, six of whom are included in directors, nominees and executive officers as a group. On February 9, 2001, the following individuals and group held the following numbers of deferred share awards representing an economic interest in an equivalent number of shares of Common Stock held by the Trust (which shares are included in the total for such individuals and group in the above column): Mr. Condron, 134,433 shares; Mr. Elliott, 186,718 shares; Mr. Russell, 50,002 shares; Mr. Woods, 12,481 shares; and all directors, nominees and executive officers as a group, 468,631 shares.

(4)	Includes the following shares held by the director’s spouse, as to which the director disclaims beneficial ownership: Mr. Condron, 25,000; Mr. McGuinn, 28,000; and Mr. von Schack, 1,174.

Principal Shareholders

The following table sets forth, as of December 31, 2000, the beneficial ownership of the only person known to the Corporation to beneficially own more than 5% of the outstanding shares of the Corporation’s Common Stock.

Name	Address	Common Stock Owned Beneficially	Percent of Class
FMR Corp.(1)	82 Devonshire Street Boston, MA 02109	32,393,558	6.638%

(1)
According to FMR Corp.’s Schedule 13G, dated February 14, 2001, as filed under the Securities Exchange Act of 1934, the shares shown in the table are beneficially owned as follows: Fidelity Management & Research Company, 29,597,780 shares, Fidelity Management Trust Company, 2,606,008 shares and Fidelity International Limited, 189,770 shares. According to the Schedule 13G, FMR Corp. and related entities have sole voting power over 2,444,878 shares and sole dispositive power over 32,393,558 shares of the shares reported as beneficially owned. The Schedule 13G indicates that Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail P. Johnson, a director and significant shareholder of FMR Corp., may also be considered beneficial owners of these shares.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the KBW 50 Index and the Standard & Poor’s 500 Stock Index. The KBW 50 Index, available from Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank-stock index made up of 50 of the nation’s most important banking companies including all money-center and most major regional banks. The Corporation is included in the KBW 50 Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
Among S&P 500 Index, KBW 50 Index and Mellon Financial Corporation

Mellon Financial
KBW 50 Index
S&P 500 Index
Dollars
$450
400
350
300
250
200
150
100
50
0
1995
1996
1997
1998
1999
2000

	December 31,
	1995	1996	1997	1998	1999	2000
Mellon Financial Corporation	100	137	241	279	283	418
KBW 50 Index	100	141	207	224	216	260
S&P 500 Index	100	123	164	211	255	232

*	Assumes that the value of the investment in the Corporation’s Common Stock and each index was $100 on December 31, 1995 and that all dividends were reinvested.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for the past three years of each of the Corporation’s five most highly compensated officers, including the chief executive officer (the “named executive officers”).

						Long-Term Compensation
	Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary($)	Bonus(1)($)		Other Annual Compensation ($)	Restricted Stock Awards ($)(1)(2)(3)(4)		Securities Underlying Options(5)	LTIP Payouts ($)(6)	All Other Compensation ($)(7)
MARTIN G. MC GUINN	2000	$800,000	$1,500,000		$11,975	$4,152,000		238,592	$1,365,188	$226,321
Chairman and Chief	1999	729,167	1,200,000		9,600	1,440,141		112,141	1,578,929	248,138
Executive Officer	1998	679,167	1,050,000		4,500	950,907		420,432	528,632	50,815

CHRISTOPHER M. CONDRON	2000	720,001	1,350,000		11,334	3,527,003		209,324	1,279,595	230,488
President and Chief	1999	664,584	1,080,000		6,223	1,300,647		131,230	1,279,594	246,370
Operating Officer	1998	637,500	975,000		3,500	919,238		375,984	619,510	24,542

STEVEN G. ELLIOTT	2000	586,667	735,000	(8)	9,228	3,419,283	(8)	100,000	950,636	147,160
Senior Vice Chairman	1999	508,334	—	(8)	3,311	2,160,770	(8)	61,800	1,184,185	168,189
and Chief Financial Officer	1998	445,833	675,000		3,400	537,031		341,850	504,157	36,275

KEITH P. RUSSELL	2000	400,000	337,500	(9)	991	346,269	(9)	15,110	485,364	9,770
Vice Chairman	1999	400,000	412,500		-0-	173,379		-0-	434,313	11,242
	1998	400,000	450,000		875	193,532		110,692	504,155	12,630

ALLAN P. WOODS	2000	347,916	468,750		5,357	203,954		1,200	304,803	12,988
Vice Chairman	1999	296,667	386,250		2,049	162,244		44,263	150,200	14,829
	1998	248,333	225,000		575	95,006		63,296	197,135	11,248

(1)
Bonus awards are generally payable 75% in cash and 25% in restricted shares of the Common Stock or deferred share awards equivalent to restricted shares. In calculating the number of restricted shares or, beginning in 1999, deferred share awards to be awarded as the non-cash portion of the bonus awards, the value of the non-cash portion of the award was divided by the per share fair market value of the Common Stock on the grant date with the result multiplied by 125% to take into account the financial impact of the restrictions placed on the stock or award. The restrictions generally prevent transfer or sale of the stock or award for a three-year period and subject the shares or award to forfeiture in the event the executive terminates his employment with the Corporation during that three-year period, other than through retirement. Deferred share awards represent the Corporation’s promise to pay the number of shares of Common Stock covered by the award to the executive at a later date elected by the executive. The executive may elect to take a greater portion of his bonus in restricted stock or deferred share awards, with the number of shares or awards covered by such awards determined as described above. The aggregate market value of such restricted stock or deferred share awards on the award date is disclosed as Long-Term Compensation under “Restricted Stock Awards”.

(2)
In 2000 Messrs. McGuinn, Condron and Elliott received grants of performance accelerated restricted stock in the following respective share amounts: 100,000, 82,000, 68,000. The shares are restricted against transfer and will only be earned prior to the expiration of seven years from the date of grant if performance goals established by the Human Resources Committee of the Board of Directors are met. The performance goals require that for years after 1999 both earnings per share and return on common equity targets must be met. If the performance goals for a particular year are met, the restrictions against transfer will then lapse as to one-third of the amount granted to each executive. The executive has full voting rights with respect to the shares, and dividends are payable at the same rate and at the same time as paid to other holders of the Corporation’s Common Stock. In January of 2001, the Committee certified that the performance goals for 2000 were achieved, and the restrictions against transfer lapsed for one-third of each executive’s award. The executive could elect to receive this restricted stock award in the form of a deferred share award.

(footnotes continued on next page)

(3)
Except for deferred share awards, dividends are paid on the awards disclosed in the table at the same rate and at the same time as dividends are paid on all other outstanding shares of the Corporation’s Common Stock. Dividend equivalents are paid on the deferred share awards at the same rate and at the same time as the dividends on the Common Stock, but are withheld by the Corporation until the payout date elected by the executive.

(4)
The number and value of the aggregate restricted stock and deferred share awards of each of the named officers at the end of 2000 were as follows: Mr. McGuinn—183,017/$9,002,149; Mr. Condron—162,634/$7,999,560; Mr. Elliott—165,818/$8,156,173; Mr. Russell—30,352/$1,492,939; Mr. Woods—17,582/$864,815. The restricted stock was valued using the Common Stock’s December 29, 2000 closing price of $49.1875 per share in the New York Stock Exchange Composite Transactions.

(5)	Numbers have been adjusted pursuant to the terms of the Corporation’s Long-Term Profit Incentive Plan (1996) to reflect the Corporation’s two-for-one Common Stock split distributed in May 1999.

(6)
Long-Term Incentive Plan Payouts, in the form of deferred cash incentive awards, were also paid in January of 2001 in connection with the exercise of accelerated stock options, including payments to Messrs. McGuinn, Condron, Elliott, Russell and Woods of $1,341,518, $1,012,719, $950,636, $539,294, and $281,711, respectively. To the extent applicable, these January 2001 payments will be recorded as 2001 LTIP Payouts in the Summary Compensation Table included in next year’s Proxy Statement.

(7)
Includes for 2000 for Messrs. McGuinn, Condron, Elliott, Russell, and Woods, respectively, the following compensation amounts: (i) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Corporation’s Elective Deferred Compensation Plan for Senior Officers, $58,543, $36,750, $67,434, -0-, $7,016; (ii) matching contributions under the Corporation’s Retirement Savings Plan, a 401(k) plan, $3,000, $3,000, $3,000, $3,000 and $3,000; (iii) the present value of the economic benefit to the executive from corporate premiums paid to purchase split dollar life insurance contracts under the Mellon Bank Senior Executive and Optional Life Insurance Plans, $162,451, $189,258, $75,458, $5,798, $2,284; and (iv) cash paid to the executive equal to his imputed income under the Mellon Bank Senior Executive Life Insurance Plan, $2,327, $1,480, $1,268, $973 and $688. The named executive officers participated in 2000 in a co-investment program with Mellon Ventures, the Corporation’s venture capital group. Under this program, each officer personally invested $37,500 in a newly formed limited partnership. The officers will receive the returns on their investment. Additionally, each officer will receive 90% of the returns on three times the officer’s investment (which amount was invested by the Corporation) after payment of an 8% preferred return to the Corporation. The officer’s right to receive returns following termination of employment (other than due to death, disability or retirement) on the portion invested by the Corporation is subject to a five-year vesting schedule. No amounts were paid to any of the five named executive officers in 2000. It is expected that a new investment partnership will be formed each year.

(8)
Mr. Elliott was awarded a bonus of $1,470,000 for 2000 of which he elected to receive 25% in deferred share awards, in addition to the 25% that is ordinarily paid in restricted stock or deferred share awards. Mr. Elliott elected to receive all of his 1999 bonus of $1,175,000 in the form of deferred share awards. These awards are reflected in the “Restricted Stock Awards” column.

(9)
Mr. Russell was awarded a bonus of $600,000 of which he elected to receive 18.75% in restricted stock in addition to the 25% that is generally payable in restricted stock. These awards are reflected in the “Restricted Stock Awards” column.

Option Grants in 2000

Shown below is information on grants of stock options pursuant to the Corporation’s Long-Term Profit Incentive Plan (1996) (the “Option Plan”) during 2000. The Option Plan is administered by the Human Resources Committee of the Board of Directors, which has authority to determine the individuals to whom options are granted and the terms of all grants thereunder. No stock appreciation rights were granted in 2000. In the event of a change in control of the Corporation, as defined in the Option Plan, all the option grants shown below would become immediately exercisable.

	Individual Grants
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2000	Exercise Price (per share) ($)	Expiration Date	Grant Date Present Value ($)(5)
MARTIN G. MC GUINN	2,350	(1)	*	$31.8125	1/20/2010	$ 24,621
	155,000	(2)(4)	3.6%	35.25	5/14/2010	1,793,828
	28,141	(3)(4)	.7%	45.6875	10/22/2008	395,206
	12,388	(3)(4)	.3%	45.6875	5/17/2009	178,329
	12,124	(3)	.3%	45.6875	10/17/2006	151,593
	28,589	(3)	.7%	45.6875	10/20/2004	296,680

CHRISTOPHER M. CONDRON	5,600	(1)	.1%	31.8125	1/20/2010	58,670
	132,000	(2)(4)	3.0%	35.25	5/14/2010	1,527,647
	15,527	(3)	.4%	34.00	11/20/2005	135,424
	24,028	(3)(4)	.6%	44.1875	10/22/2008	332,048
	11,477	(3)(4)	.3%	44.1875	5/17/2009	162,530
	6,387	(3)	.1%	46.75	10/17/2006	82,031
	14,305	(3)	.3%	46.75	10/20/2004	152,813

STEVEN G. ELLIOTT	100,000	(2)(4)	2.3%	35.25	5/14/2010	1,157,308

KEITH P. RUSSELL	15,110	(3)(4)	.4%	32.4375	10/17/2006	133,604

ALLAN P. WOODS	1,200	(1)	*	31.8125	1/20/2010	15,087

*	Less than .1%.
(1)	Option becomes exercisable annually in thirds beginning on 1/19/2002. Transferable to immediate family members and entities for their benefit.

(2)	Option becomes exercisable annually in thirds beginning on 5/16/2001. Transferable to immediate family members and entities for their benefit.

(3)
These reload option grants become exercisable three years after their grant date; provided, however, that if the option holder sells any of the shares acquired on exercise of the underlying option before such date, the entire reload option will expire. Transferable to immediate family members and entities for their benefit. The reload option grants shown above would become exercisable as follows: Mr. McGuinn—10/22/2008, 5/17/2009, 10/17/2006, 10/20/2004; Mr. Condron —11/20/2005, 10/22/2008, 5/17/2009, 10/17/2006, 10/20/2004; Mr. Russell, 10/17/2006.

(4)
Reload option rights are attached, and reload options will be automatically granted on exercise when the exercise price is paid by delivering or withholding shares of Common Stock; provided the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the exercise price by at least 25 percent. Reload options have an exercise price equal to the closing price of the Common Stock on their grant date and the same expiration date as the underlying option. Reload option rights are not transferable.

(5)
Based on the Black-Scholes model adapted for use in valuing executive stock options. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility represents the standard deviation of the Common Stock over the three-year period prior to grant of the option (i.e., from 26.34% to 28.21%); (ii) dividend yield represents the cumulative dividends per share for the 12-month period prior to grant of the option, divided by the average monthly price of the Common Stock over the same period (i.e., from 2.28% to 2.42%); (iii) the risk-free rate of return represents the average weekly yield on 10-year Treasury Notes over the 52-week period prior to grant of the option as derived from the Compuserve Public Data Base (i.e., from 5.76% to 6.14%); (iv) option term represents the period from the date of grant of each option to the expiration of the term of the option; (v) vesting restrictions are reflected by reducing the value of the option determined by the Black-Scholes model by 4% for each full year of vesting restrictions (8% to 12% for 2000 grants); (vi) reload options are valued assuming that the option holder does not sell any of the shares acquired on exercise of the underlying option before the vesting date of the reload option.

Aggregated Option/SAR Exercises in 2000 and Year-End Option Values

The following table shows information with respect to the exercise of stock options during 2000 by each of the named executive officers and the value of unexercised options on December 31, 2000. No SARs are currently outstanding.

	Shares Acquired on Exercise	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
MARTIN G. MC GUINN	201,275	$3,434,139	105,761	620,362	$4,054,539	$9,571,766

CHRISTOPHER M. CONDRON	151,432	2,168,882	8,081	587,709	201,254	9,174,365

STEVEN G. ELLIOTT	64,729	907,377	133,587	410,334	3,628,885	7,080,028

KEITH P. RUSSELL	46,336	670,620	24,800	111,332	492,900	2,123,152

ALLAN P. WOOD s	12,100	105,976	12,176	87,655	235,277	1,608,793

(1)	The “Value Realized” is equal to the difference between the option exercise price and the fair market value of the Common Stock on the New York Stock Exchange on the date of exercise.

(2)
The “Value of Unexercised In-the-Money Options at Year-End” is equal to the difference between the option exercise price and the Common Stock’s December 29, 2000 closing price of $49.1875 per share in the New York Stock Exchange Composite Transactions.

Pension Plan Table

The following table sets forth the estimated annual benefits payable on a single-life annuity basis on retirement at age 65 pursuant to the retirement plans of the Corporation and Mellon Bank to participating employees, including officers, in specified compensation and years-of-service classifications. The credited years of service for Messrs. McGuinn, Condron, Elliott, Russell and Woods are, 20, 23, 14, 9 and 13, respectively. Benefits are determined based upon average base salary for the five years of highest compensation during the 10 years preceding retirement.

Average Annual Base Salary	Estimated Annual Pension for Representative Years of Credited Service
	10	15	20	25	30	35

$ 200,000	$ 28,000	$ 42,000	$ 56,500	$ 70,500	$ 84,500	$ 98,500
300,000	43,000	64,500	86,500	108,000	129,500	151,000
400,000	58,000	87,000	116,500	145,500	174,500	203,500
500,000	73,000	109,500	146,500	183,000	219,500	256,000
600,000	88,000	132,000	176,500	220,500	264,500	308,500
700,000	103,000	154,500	206,500	258,000	309,500	361,000
800,000	118,000	177,000	236,500	295,500	354,500	413,500
900,000	133,000	199,500	266,500	333,000	399,500	466,000
1,000,000	148,000	222,000	296,500	370,500	444,500	518,500

Payment of the amounts shown in the table is subject to annual limitations imposed by the Internal Revenue Code on tax-qualified plans. To the extent the benefits set forth above exceed these limitations, benefits will be paid pursuant to nonqualified supplemental plans maintained by the Corporation and Mellon Bank.

Supplemental Retirement Agreements With Named Executive Officers

In order to attract and motivate senior executives and to encourage such executives to remain with the Corporation and its affiliates, the Corporation has provided certain named executive officers with retirement and/or death benefits, as described below, supplementing those available under the retirement plans described above.

Messrs. McGuinn, Condron and Elliott

Under the terms of their employment agreements (discussed below), Messrs. McGuinn, Condron and Elliott will each be entitled to receive an unfunded supplemental retirement benefit upon the later of termination of employment or attainment of age 60, with a reduced benefit available at age 55. The supplemental benefit calculated on an unreduced 50% joint and survivor basis would be a monthly amount equal to the named executive’s “Final Average Compensation” multiplied by a “Service Percentage” and reduced by the total monthly amount of benefits provided under all retirement plans maintained by the Corporation and Mellon Bank. “Final Average Compensation” generally means 1/12th of the sum of the executive’s base salary and any bonus award earned for the calendar year within the final three full calendar years of the executive’s employment by the Corporation that produces the highest amount. “Service Percentage” generally means 2.0% for each full or partial year of employment the named executive has completed with the Corporation or with a prior employer if treated as credited service with the Corporation. If the named executive’s termination of employment were due to his death prior to the commencement of the payment of the supplemental benefits, his spouse would be entitled to a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death assuming election of a 50% joint and survivor annuity, but without any early payment reduction. Based on 2000 compensation, and assuming retirement at age 65, supplemental annual retirement benefits payable to each of these three named executives are estimated as follows: Mr. McGuinn—$1,039,000; Mr. Condron—$1,248,000; Mr. Elliott—$686,000.

Employment Agreements with Named Executive Officers

Mr. McGuinn

Effective February 1, 2001, Mr. McGuinn entered into an employment agreement with the Corporation with a term lasting until January 31, 2004. The employment agreement provides for an annual base salary of $825,000, subject to annual review, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. McGuinn’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. McGuinn’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. McGuinn commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount (prorated in the case of any partial year) equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options and restricted stock, other than stock options granted with deferred cash incentive awards and performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. McGuinn had remained employed. If Mr. McGuinn’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans. Mr. McGuinn had a prior employment agreement with the Corporation that ended on January 31, 2001. The terms of the prior agreement were substantially the same as the terms of the current agreement.

Mr. Condron

Effective February 1, 2001, Mr. Condron entered into an employment agreement with the Corporation with a term lasting until January 31, 2004. The employment agreement provides for an annual base salary of $742,500, subject to annual review, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. Condron’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. Condron’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. Condron commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount (prorated in the case of any partial year) equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options and restricted stock, other than stock options granted with deferred cash incentive awards and performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. Condron had remained employed. If Mr. Condron’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans. Mr. Condron had a prior employment agreement with the Corporation that ended on January 31, 2001. The terms of the prior agreement were substantially the same as the terms of the current agreement.

Mr. Elliott

Effective February 1, 2001, Mr. Elliott entered into an employment agreement with the Corporation with a term lasting until January 31, 2004. The employment agreement provides for an annual base salary of $605,000, subject to annual review, participation in all of the Corporation’s executive compensation and other benefit programs and perquisites appropriate to Mr. Elliott’s position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement provides that if, during the term of the agreement, Mr. Elliott’s employment is terminated by the Corporation other than for cause or in the event of a constructive discharge (a) he will receive full salary and benefits until the expiration of the agreement’s term or, if termination occurs within 12 months of the end of the term, for a period no less than the shorter of (i) 12 months or (ii) until the date Mr. Elliott commences full-time employment with another employer, (b) he will receive for each calendar year or portion of a year remaining in the term of the agreement an amount (prorated in the case of any partial year) equal to the highest bonus received by him for any of the three years preceding his termination, (c) all outstanding stock options and restricted stock, other than stock options granted with deferred cash incentive awards and performance-based awards, will become immediately vested and (d) all outstanding stock options with associated deferred cash incentive awards and performance-based restricted stock will remain outstanding and become exercisable and payable as if Mr. Elliott had remained employed. If Mr. Elliott’s employment is terminated for cause or if he terminates his employment for reasons other than a constructive discharge, permanent disability, retirement or death, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation’s generally applicable employee benefit plans. Mr. Elliott had a prior employment agreement with the Corporation that ended on January 31, 2001. The terms of the prior agreement were substantially the same as the terms of the current agreement.

Change in Control Severance Agreements—Senior Officers

The Corporation has entered into change in control severance agreements (the “Agreements”) with the Chairman, each of the other named executive officers and certain other senior officers of the Corporation. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened Change in Control (as defined in the Agreements). Each Agreement becomes operative only upon both a Change in Control and the subsequent termination of employment of the executive in accordance with the terms of the Agreement. Payments under the Agreements are in full settlement of all other severance payments which may otherwise be payable to the executive under any other severance plan or agreement of the Corporation, including the employment agreements described above and the Displacement Program and Change in Control Severance Pay Resolution described below. The following discussion summarizes the key provisions of the Agreements covering the Chairman and each other named executive officer. If the employment of any of the named executive officers is terminated during the three-year period following a Change in Control of the Corporation, either by the Corporation other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements, including the termination of employment by the executive for any reason during the 30-day period commencing one year after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive’s unpaid salary and bonus amounts which have become payable and have not been deferred, plus a pro-rata portion of such executive’s annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to three times the sum of (i) the executive’s highest annual rate of base salary during the 12-month period immediately prior to his termination of employment and (ii) the executive’s highest annual incentive bonus earned during the last three completed fiscal years of the Corporation; (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of three years following the executive’s date of termination of employment; and (d) three additional years of service credit under all non-qualified retirement plans and excess benefit plans in which the executive participated as of his date of termination. In the event that payments related to a Change in Control of the Corporation to any executive under the Agreements or otherwise are subject to the excise tax under Section 4999 of the Internal Revenue Code, the Corporation will generally provide the executive with an additional amount sufficient to enable the executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

Change in Control Benefits—Other Employees

Displacement Program

Under the Corporation’s Displacement Program, eligible salaried employees of the Corporation may receive certain benefits if their employment with the Corporation is terminated due to technological changes or other business reasons not related to individual performance. Such benefits may include temporary assignments, placement assistance, benefits continuation and/or severance payments based upon years of service. The program is subject to revision or termination at the Corporation’s discretion; provided, however, that it may not be changed to reduce benefits payable upon a displacement occurring within three years following a change in control of the Corporation, unless such change to the program was adopted at least 12 months prior to the occurrence of the change in control.

Change in Control Arrangements

All eligible salaried employees who are terminated within three years after a change in control (as defined) of the Corporation, other than for good cause, and under circumstances that would entitle them to benefits under the Displacement Program, would also be entitled to 12 months of base salary and benefit continuation under the Corporation’s Change in Control Severance Pay Resolution. In addition, for 10 years after the occurrence of a change in control of the Corporation, no plan merger or coverage extension involving Mellon Bank’s tax-qualified retirement plan will be permitted if it would cause the plan’s assets to fall below 125% of its liabilities, and employees age 50-54 on the date of the change in control will become eligible for early retirement under this Mellon Bank plan, on or after age 55, on the same basis as employees who are age 55. These benefits may not be reduced unless such change was adopted at least 12 months prior to the occurrence of the change in control.

A change in control will generally occur for purposes of the Displacement Program, the Change in Control Severance Pay Resolution and the tax-qualified retirement plan upon approval by the Corporation’s shareholders of a business combination or merger involving the Corporation unless immediately following such transaction the surviving corporation meets each of the following requirements: (a) the surviving corporation owns consolidated assets of the Corporation with an aggregate book value equal to more than 50% of the book value of the Corporation’s consolidated total assets prior to the transaction, (b) more than 50% of the total voting power of the surviving corporation is held by the Corporation’s shareholders immediately prior to the transaction, (c) at least a majority of the members of the board of directors of the surviving corporation were directors of the Corporation prior to the merger, and (d) no person is the beneficial owner of 15% or more of the total voting power of the surviving corporation.

COMPENSATION COMMITTEE REPORT

Introduction

The Corporation’s Human Resources Committee (the “Committee”) is composed entirely of independent outside directors. Among the Committee’s duties is the responsibility for establishing and reviewing the compensation and benefits of the senior managers of the Corporation and its subsidiaries, including the compensation of the Chairman and the other named executive officers. The Committee actively advises and assists management in formulating and implementing policies designed to assure the selection, development and retention of key personnel.

Under the guidance of the Committee, the Corporation’s compensation policies are designed to accomplish the goal of managing the Corporation towards increased profitability and shareholder value. Accordingly, two principles underlying the Corporation’s compensation policy for all senior managers, including the Chairman and the other named executive officers, are (i) aligning the financial interests of senior managers with those of the Corporation’s shareholders and (ii) paying for corporate and individual performance. These principles are reflected in the structure of the Corporation’s compensation program for senior managers, which consists of three basic components: base salary, annual awards under the Profit Bonus Plan (the “Bonus Plan”) and awards under the Long-Term Profit Incentive Plan (1996) (the “Option Plan”). Through this structure, the Committee places emphasis on the “at risk” elements of compensation for senior managers. Base salaries are generally set somewhat below the market, and the incentive components of the Bonus Plan and the Option Plan are relied on to achieve a competitive compensation package. There was no change in 2000 in the Corporation’s overall compensation policy for senior managers.

Awards under the Corporation’s incentive plans are tied to corporate, business unit and individual performance. The accomplishment of the goals and objectives of the Corporation’s operating and strategic plans is the basis for making awards under the Bonus Plan and the Option Plan and, except where performance goals have been set under the Option Plan, there is no formal weighting of various factors. Together, the plans provide the Committee with the flexibility to grant awards in a manner that is believed by the Committee to encourage managers to continually focus on building high quality profitability and long-term shareholder value. Under the Option Plan, deferred cash incentive awards payable in the amount of an option’s exercise price may be awarded in connection with an option grant. In the event the exercisability of the related option is accelerated, the deferred cash incentive award becomes payable and must be used by the executive to pay the option’s exercise price upon exercise. Deferred cash incentive awards will only be payable if the Corporation achieves certain pre-established performance goals. Performance goals are based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. The Committee may apply its discretion, where the goals have been met, only to decrease the preestablished amount of the award. These requirements have been imposed so that the amounts paid to executive officers under such awards will qualify for the “performance based compensation” exception to the cap on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

Effective as of February 1, 2001, the Corporation entered into new three-year employment agreements with Messrs. McGuinn, Condron and Elliott. The terms of the new agreements are substantially the same as those of the agreements that expired on January 31, 2001.

Base Salary

In 2000, base salaries were increased for a number of the Corporation’s senior managers, including four of the named executive officers. In considering recommendations for increases in the base salaries of these senior managers, the Committee reviewed the performance of each officer against various objectives, including performance against the business plans to date for 2000 for those lines of business for which he was responsible. The Corporation’s business plans and the elements thereof applicable to its various lines of business include financial performance targets such as: income, expenses, asset quality, operating margin, return on assets and return on equity. In addition to such evaluations, the Committee compared the recommended increases to compensation data based on a survey of comparable executive officers of 16 other financial institutions similar to the Corporation in terms of size and/or the mix of its lines of business. These comparative financial institutions are included within the KBW 50 Index used for the Performance Graph on page 12.

Mr. McGuinn’s base salary was set at $825,000, effective May 1, 2000. In setting this amount, the Committee considered the Corporation’s performance against its business plan for 2000 to date, the Corporation’s achievement of strategic goals and the Corporation’s total returns to shareholders in terms of share price appreciation and dividends and Mr. McGuinn’s contributions towards these achievements. The Committee also reviewed compensation data based on a survey of comparable chief executive officers of 23 other broad-based financial institutions similar to the Corporation in terms of its various lines of business. Of these comparative financial institutions, 15 are included within the KBW 50 Index used for the Performance Graph on page 12. The remaining companies represent broader-based institutions that are not included in the KBW 50 Index. Based upon the results of such evaluation and review, Mr. McGuinn’s base salary was set somewhat below the 50th percentile of the relevant peer group of chief executive officers. Mr. McGuinn is entitled to annual review of his base salary by the Committee under the terms of his employment contract with the Corporation (See “Employment Agreements with Named Executive Officers” on pages 18 through 19).

Mr. Condron and Mr. Elliott received increases to their base salaries in 2000. In setting their increases, the Committee again reviewed the survey of broad-based financial institutions referred to in the preceding paragraph. Mr. Condron and Mr. Elliott are also entitled to an annual review of their base salaries by the Committee under the terms of their employment contracts with the Corporation. (See “Employment Agreements with Named Executive Officers” on pages 18 through 19).

Option Plan Awards

In 2000, the Committee reviewed the long-term incentive component of total compensation for Messrs. McGuinn, Condron and Elliott and awarded them additional stock options and restricted stock grants. In conducting its review, the Committee considered the comparative compensation data mentioned above. Based on the comparative compensation data reviewed by the Committee, the value of the “at risk” component of compensation represented by these options and restricted stock grants, coupled with the Corporation’s annual cash compensation (measured in terms of base salary and cash bonus), will achieve the needed competitive positioning of the Corporation’s senior executive compensation package while creating a significant incentive for the executives and aligning their financial interests with those of the Corporation’s shareholders. The number of options and restricted stock previously granted to each executive was considered in determining the number of shares covered by each award.

In May of 2000, Messrs. McGuinn, Condron and Elliott received grants of stock options, which will become exercisable annually in thirds beginning in 2001. (See the table for “Options Grants in 2000” on page 15).

In May of 2000, Messrs. McGuinn, Condron and Elliott also received grants of performance accelerated restricted stock. The shares are restricted against transfer for seven years and will only be earned prior to the expiration of seven years from the date of grant if performance goals established by the Committee are met. The performance goals require that for years after 1999 both earnings per share and return on common equity targets must be met. If the performance goals are met for a particular year, the restrictions against transfer will then lapse as to one-third of the amount granted to each executive. The executive has full voting rights with respect to the shares, and dividends are payable at the same rate and at the same time as paid to other holders of the Corporation’s Common Stock. In January of 2001, the Committee certified that the performance goals for 2000 were achieved, and the restrictions against transfer lapsed for one-third of each executive’s 2000 award and for one-third of his previously granted 1999 award of performance accelerated restricted stock. (See footnote 2 to the “Summary Compensation Table” on page 13).

The Committee reviews the performance of senior managers annually and within its discretion considers whether the exercise date for certain previously granted options should be accelerated. As provided for in the Option Plan, the exercise of these accelerated options is intended to include the payout of a deferred cash incentive award to the optionee in an amount equal to the exercise price for such options. The optionee must use the cash award to pay the option exercise price of such accelerated options. Such acceleration, and payment of the attendant deferred cash incentive awards, is a significant element of the incentive component of total compensation for the Corporation’s senior managers. As discussed above, the payment of deferred cash incentive awards is tied to the achievement of preestablished corporate level performance goals. Accordingly, in February of 1999, the Committee adopted performance goals applicable to the calendar year 1999 which required certain levels of core net income available to Common Stock or earnings per share of Common Stock or core return on common equity to be achieved in order for a set percentage of the outstanding deferred cash incentive awards to be earned. In January of 2000 the Committee certified the achievement of the performance goals for 1999. As a result, deferred cash incentive awards were paid to Mr. McGuinn and each of the other named executive officers in an amount not exceeding one-third of their deferred cash incentive awards. These awards are disclosed in the LTIP Payouts column on the Summary Compensation Table on page 13. Similarly, in February of 2000, the Committee adopted performance goals applicable to the calendar year 2000 that required the achievement of certain levels of net income available to Common Stock or earnings per share of Common Stock or return on common equity. In January of 2001, the Committee certified the performance goals for 2000 to have been achieved. As a result, deferred cash incentive awards were paid to Mr. McGuinn and each of the other named executive officers in an amount not exceeding one-third of their deferred cash incentive awards.

Bonus Plan Awards

The Committee considered and approved bonus awards for 2000 for the Corporation’s senior managers, including Mr. McGuinn and the other named executive officers, which were generally payable 75% with cash and 25% with restricted shares of the Corporation’s Common Stock. In connection with making awards under the Corporation’s Bonus Plan for 2000, the Committee again examined the performance of its senior managers. This review focused on the individual performance of each officer for full year 2000 and on the Corporation’s overall performance in achieving the objectives of its 2000 operating plan and taking significant steps in the execution of its strategic plan. Each officer was evaluated based in significant measure upon performance in the following areas: Results-Based Goals, Shared Values, Leadership Priorities, Mellon Third Century Initiatives, Business Synergy Initiatives, Risk Management and Financial Performance (income, expenses, asset growth, operating margin and return on capital). In determining Mr. McGuinn’s Bonus Plan award for 2000, the Committee evaluated him within the context of the year experienced by the Corporation in terms of achieving the objectives of its 2000 operating plan, as well as his leadership in planning and implementing strategic and operating initiatives designed to increase the long-term value of the Corporation’s franchise. In recognition of Mr. McGuinn’s leadership during 2000, a year that saw the Corporation report record earnings, he received a Bonus Plan award of $2,000,000.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction to compensation in excess of $1,000,000 paid to a company’s chief executive officer and each of the next four most highly compensated executive officers. As discussed above, the Option Plan has been designed to allow the Committee, in its discretion, to grant incentive compensation awards that qualify for the ordinary business expense deduction as “performance based compensation” under Section 162(m).

The Corporation and the Committee continue to examine the issue of deductibility of executive compensation within the context of the overall operation of the Corporation’s compensation plans and will consider what additional actions should be taken, if any, to operate the compensation plans in a tax effective manner. The Committee examines particularly carefully any compensation proposal or program if there is a reasonable likelihood that the Corporation would lose a deduction as a consequence of its adoption.

The Human Resources Committee of the Board of Directors presents the foregoing Report.

Charles A. Corry, Chairman	Joab L. Thomas
Carol R. Brown	Wesley W. von Schack, Vice Chairman
J. W. Connolly

APPROVAL OF ADOPTION OF THE MELLON FINANCIAL CORPORATION STOCK
OPTION PLAN FOR OUTSIDE DIRECTORS (2001) (Proxy Item 2)

The Mellon Financial Corporation Stock Option Plan for Outside Directors (2001) (the “Directors Option Plan”) was adopted, subject to shareholder approval, by the Board of Directors on February 20, 2001. The Directors Option Plan will replace the Corporation’s Stock Option Plan for Outside Directors (1989) (see “Directors’ Compensation” on page 8). Subject to obtaining shareholder approval, the first option grants to outside directors will occur under the Directors Option Plan on April 20, 2001. The Board of Directors recommends that the shareholders vote “FOR” approval of adoption of the Directors Option Plan.

The principal features of the Directors Option Plan are summarized below. The summary is qualified in its entirety by the full text of the Directors Option Plan, which is set forth as Exhibit A to the Proxy Statement.

Purposes

The purposes of the Directors Option Plan are to promote the growth and profitability of the Corporation by more closely aligning the interests of the non-employee directors of the Corporation with the interests of the Corporation’s shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors’ compensation package.

Authorized Shares

The aggregate number of shares of Common Stock reserved for issuance under the Directors Option Plan will be 500,000 shares. On February 9, 2001, the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions was $47.10.

Automatic Annual Grants

The Directors Option Plan provides for annual grants of stock options to each person who serves as an “Outside Director” of the Corporation on the date of grant. An “Outside Director” is a person who is a member of the Board of Directors or the Advisory Board of the Corporation but is not an employee of the Corporation or any subsidiary. The option grants will occur on the third business day following the date of the Corporation’s annual meeting of shareholders and will cover 3,300 shares of the Corporation’s Common Stock. The options will become fully exercisable on the first anniversary of their grant date and will remain exercisable for 10 years after their grant date, even if the optionee ceases to be an Outside Director of the Corporation. The exercise price for each option grant will be equal to the “Fair Market Value” of the Common Stock on the grant date. “Fair Market Value” is equal to the closing price of the Common Stock in the New York Stock Exchange Composite Transactions.

Pro-Rata Mid-Year Grants

A person elected to the Board of Directors or Advisory Board as an Outside Director between annual meetings of shareholders will also receive an option grant under the Directors Option Plan. Such mid-year grants will cover a pro rata number of shares based on the number of days the person will serve on the Board of Directors before the next annual shareholders meeting. The exercise date and the expiration date for such options will be the same as for options granted on the regular annual grant date. The exercise price will be equal to the Fair Market Value of the Common Stock on the date the option is granted.

Exercise

Options granted under the Directors Option Plan may be exercised by the Outside Director or by his or her transferee. Options may be transferred at death to the Outside Director’s beneficiaries by will or by the laws of descent and distribution. During the Outside Director’s lifetime, the options may be transferred to members of his or her immediate family or to entities for their benefit or as otherwise approved by the Board from time to time. The exercise price for an option may be paid in cash or by delivering shares of stock owned for at least six months which have a Fair Market Value equal to the exercise price.

Forfeiture

Subject to the provisions which apply in the event of a Change in Control, if a stock option has not become exercisable before an Outside Director ceases to serve on the Board of Directors for a reason other than death, disability or completion of the service year, the option will be forfeited. If the Outside Director’s service ceased due to death, disability or completion of the service year, the option will become exercisable on its first anniversary and remain exercisable by the optionee, or the optionee’s beneficiaries or representatives through its full term.

Administration

The Directors Option Plan provides for automatic grants to Outside Directors with the terms described above. All option grants must occur on the dates, in the amounts and to the persons designated under the Plan. No individual or committee may designate a different grant date or price or vary the number of shares granted to a particular Outside Director. The Head of the Corporation’s Human Resources Department is authorized to administer and interpret the Plan within these parameters.

Adjustments

The Directors Option Plan provides that if there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant or covered by outstanding options, and the exercise price of outstanding options, will be appropriately adjusted by the Board of Directors. The Directors Option Plan explicitly provides that no repricings of options shall be permitted, including by cancellation and reissuance.

Amendments

The Board of Directors may terminate or amend the Directors Option Plan at any time. Such action may be taken without the approval of the Corporation’s shareholders, except where shareholder approval is required by applicable law or the rules of any stock exchange on which the Common Stock is listed. For instance, the Board of Directors could amend the number of shares covered by an automatic annual grant, but, except as described under “Adjustments” above, the Board of Directors could not change the number of shares available for grant without shareholder approval.

Change in Control

All options granted under the Directors Option Plan will become fully exercisable upon the occurrence of a “Change in Control” of the Corporation. The definition of a Change in Control under the Directors Option Plan is the same as under the Corporation’s Long-Term Profit Incentive Plan (1996) and includes events such as where the Corporation’s shareholders do not hold more than 50% of the shares of the surviving corporation following a merger or consolidation or the members of the Corporation’s Board of Directors do not hold more than 50% of the seats on the surviving corporation’s board of directors. However, if the Securities and Exchange Commission deemed the acceleration of the options to preclude a pooling of interests by the Corporation (a method of accounting for a merger, consolidation or acquisition), the acceleration would be modified to the extent necessary to protect the pooling, and the option would be permitted to vest on its normal vesting date even if the Outside Director’s service on the Board were terminated following the Change in Control.

Federal Income Tax Consequences

The following discussion summarizes the Federal income tax consequences to participants who may receive grants under the Directors Option Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 2001, and regulations promulgated thereunder as of such date.

For Federal income tax purposes, no income is recognized by an optionee upon the grant of a nonqualified stock option under the Directors Option Plan. Upon the exercise of an option, however, taxable ordinary income will be realized by the optionee in an amount equal to the excess of the fair market value of a share of Common Stock on the date of such exercise over the exercise price times the number of shares exercised. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any ordinary income reported upon the participant’s exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Corporation is entitled to a deduction for ordinary income realized by an optionee at the same time and in the same amount as the optionee is considered to have realized ordinary income by reason of the exercise of an option.

Action by Shareholders

The Board of Directors believes that the above described Stock Option Plan for Outside Directors (2001) is appropriate and consistent with the Corporation’s objectives of attracting and retaining directors of outstanding competence and providing incentives for such individuals to improve the long-range profitability of the Corporation. Accordingly, the Board believes that approval of the adoption of the Directors Option Plan by the Corporation’s shareholders is in the best interests of the Corporation and its shareholders.

Approval of the adoption of the Directors Option Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. The Pennsylvania Business Corporation Law provides that an abstention is not a vote cast. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

With respect to Proxy Item 2, the Board of Directors recommends a vote FOR approval of the adoption of the Mellon Financial Corporation Stock Option Plan for Outside Directors (2001) described above.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities in respect of, among other things, the integrity of the Corporation’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by the applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was approved by the Audit Committee and the Board in April 2000, a copy of which is attached to this Proxy Statement as Exhibit B.

As set forth in the Charter, management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and with KPMG LLP, the Corporation’s independent public accountants for 2000. The Audit Committee has also received from the independent accountants a letter pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and has discussed the matters referred to in such letter with the independent accountants. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation is compatible with maintaining the accountants’ independence and has discussed with KPMG LLP their independence.

For information on the allocation of responsibilities among management, the internal auditors, the independent auditors and the Audit Committee, see “Allocation of Responsibilities” in Exhibit B. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements for the year ended December 31, 2000 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Corporation’s accountants are in fact “independent”.

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors presents the foregoing Report.

David S. Shapira, Chairman	Charles A. Corry
J. W. Connolly	Ira J. Gumberg
Jared L. Cohon	Robert Mehrabian, Vice Chairman

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (Proxy Item 3)

The Board of Directors, at its February 20, 2001 meeting and acting on the recommendation of the Audit Committee, appointed KPMG LLP as independent public accountants of the Corporation for the year ending December 31, 2001. KPMG LLP served as the Corporation’s independent public accountants for the year ended December 31, 2000. Although the appointment of independent public accountants is not required to be approved by shareholders, the Board of Directors believes shareholders should participate in such selection through ratification. If the shareholders fail to ratify KPMG LLP as the independent public accountants, the Board of Directors will reconsider its selection.

The following table sets forth fees billed to the Corporation by KPMG LLP for professional services rendered for 2000:

	(in thousands)
Audit Fees	$ 2,553	(1)

Financial Information Systems Design and Implementation Fees	-0-	(2)

All Other Fees

Non-Financial Systems Consulting	$ 3,764
Statement on Auditing Standards No. 70 Assurance Services	$ 1,816
Regulatory and Employee Benefit Plan Financial Statement Audits	$ 1,706
Process and Risk Management Control Reviews	$ 821
Compliance Attestation Services for Subsidiaries	$ 646
Tax Matters	$ 584
Other	$ 1,104

Subtotal	$10,441	(3)

Total	$12,994	(4)

(1)
Aggregate fees billed for professional services rendered for the audit of the Corporation’s annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for 2000.

(2)	Aggregate fees billed for professional services rendered for 2000 for information technology services relating to financial information systems design and implementation.

(3)	Aggregate fees billed for professional services rendered for 2000 other than for the services described in (1) and (2) above.

(4)	Excludes $3,507,000 of collective trust fund fees and expenses billed by KPMG LLP for 2000, which are not expenses of the Corporation.

Representatives of KPMG LLP will be present at the annual meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Action by Shareholders

Adoption of the proposal requires the approval of a majority of the votes cast at the annual meeting by all holders of Common Stock. The Pennsylvania Business Corporation Law provides that an abstention is not a vote cast. Therefore, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

With respect to the ratification of independent public accountants (Proxy Item 3), the Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants of the Corporation for the year ending December 31, 2001.

OTHER BUSINESS

The Board of Directors does not know of any other business that may be presented for consideration at the 2001 annual meeting. If any other business should properly come before the meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment on such matters.

DEADLINES FOR SHAREHOLDER PROPOSALS

Article One, Section 6 of the By-Laws of the Corporation requires that any shareholder of the Corporation intending to present a proposal for action by the shareholders at an annual meeting must give written notice of the proposal, containing specified information, to the Secretary of the Corporation not later than the notice deadline contained in the By-Law. This notice deadline will generally be 90 days prior to the anniversary date of the Corporation’s proxy statement for the previous year’s annual meeting. For the Corporation’s annual meeting to be held in 2002, the notice deadline under the By-Law is December 12, 2001. A copy of the By-Law may be obtained by written request to the Secretary at the address given below.

The By-Law mentioned above will not change the deadline for a shareholder requesting inclusion of a proposal in the Corporation’s proxy statement pursuant to Securities and Exchange Commission Rule 14a-8 or affect a shareholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a shareholder proposal requested to be included in the Corporation’s proxy materials pursuant to that Rule must generally be furnished to the Corporation not later than 120 days prior to the anniversary date of the Corporation’s proxy statement for the previous year’s annual meeting. For the Corporation’s annual meeting to be held in 2002, shareholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by the Corporation no later than November 12, 2001.

All shareholder proposals should be submitted in writing to the Secretary of the Corporation, One Mellon Center, Room 4826, Pittsburgh, Pennsylvania 15258-0001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Corporation believes that, for 2000, all such filing requirements were met.

PROXY SOLICITATION

The cost of solicitation of proxies for the 2001 annual meeting will be borne by the Corporation. In addition to solicitation by mail, regular employees of the Corporation may solicit proxies by telephone or personal interview. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and will be reimbursed by the Corporation for their expenses. In addition, the Corporation has retained Mellon Investor Services, 44 Wall Street, New York, New York 10005 to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders. A fee of $7,500 plus expenses will be paid to Mellon Investor Services for its services. Mellon Investor Services is a wholly owned subsidiary of the Corporation.

By Order of the Board of Directors

Carl Krasik
Secretary

March 12, 2001

EXHIBIT A

MELLON FINANCIAL CORPORATION
STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (2001)

I.    Purpose

The purposes of this Stock Option Plan for Outside Directors (2001) are to align the interests of the Outside Directors of Mellon Financial Corporation (the “Corporation”) more closely with the interests of the Corporation’s shareholders, to provide such directors with an additional inducement to remain in the service of the Corporation with an increased incentive to work for its long-term success, and to establish an effective element of a reasonable directors’ compensation package.

II.    Definitions

The following terms shall have the meanings indicated below:

    2.1    “Advisory Board” shall mean the Advisory Board of the Corporation.

    2.2    “Board of Directors” shall mean the Board of Directors of the Corporation.

    2.3    “Change in Control Event” shall mean any of the following events:

(a) The occurrence with respect to the Corporation of a “Control Transaction”, as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

(b)    Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

(c)    A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this Section 2.3, the term “Incumbent Director” means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

    2.4    “Common Stock” shall mean the common stock, par value $.50 per share, of the Corporation.

    2.5    “Corporation” shall mean Mellon Financial Corporation.

    2.6    “Business Day” shall mean any day on which the market used to determine the Fair Market Value of the Common Stock is open for trading.

    2.7    “Fair Market Value” shall mean the closing price of the Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

    2.8    “HR Head” shall mean the head of the Human Resources Department of Mellon Bank, N.A.

    2.9    “Outside Director” shall mean any individual who on the relevant date is a member of the Board of Directors or the Advisory Board but is not an employee of the Corporation or any subsidiary.

    2.10    “Option” shall mean an option granted to an Outside Director pursuant to the Plan.

    2.11    “Plan” shall mean this Mellon Financial Corporation Stock Option Plan for Outside Directors (2001).

    2.12    “Participant” shall mean an eligible Outside Director who is granted an Option under the Plan.

    2.13    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

    2.14    “Service Year” shall mean the period beginning on the date of the Corporation’s annual meeting of shareholders at which directors are elected and ending on the date of such annual meeting in the following year.

III.    Administration

    3.1    Self-Operative Plan.    The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an Option, the number of shares of Common Stock that are subject to an Option, the date of grant for an Option or the exercise price for an Option.

    3.2    Certain Administrative Duties.    The HR Head shall administer the Plan within the parameters set forth in Section 3.1. The HR Head’s actions and interpretations under the Plan shall be final, conclusive and binding. The HR Head shall not be liable for any action taken or decisions made in good faith relating to the Plan or any Option hereunder.

    3.3    Source of Shares.    The shares of Common Stock that may be issued upon the exercise of Options under the Plan may be either authorized but unissued shares or authorized and issued shares held in the Corporation’s treasury. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 500,000 shares, subject to adjustment pursuant to Section 7.6 hereof.

IV.    Granting of Options

    4.1    Grants at Beginning of Service Year.    Options shall be automatically granted on the third business day following the first day of the Service Year to all individuals serving as Outside Directors on such grant date.

    4.2    Grants During Service Year.    Options shall be automatically granted on his or her election date to each Outside Director who is elected by the Board of Directors between Option grants under Section 4.1. Such Options shall have an exercise date and expiration date identical to the Options granted to Outside Directors under Section 4.1. The number of shares of Common Stock subject to such Option shall be the number of shares that are subject to each Option granted at the beginning of such Service Year under Section 4.1, multiplied by a fraction the numerator of which is the number of days during such Service Year that the recipient of such Option will serve as an Outside Director and the denominator of which is the number of days in the Service Year (with fractional shares being rounded upward to the nearest whole share). The exercise price for such Option shall be the Fair Market Value of the Common Stock on the date of grant.

    4.3    Stock Option Agreements.    A written “Stock Option Agreement” executed by the Corporation and the Participant shall evidence the grant of any Option. The Stock Option Agreement shall contain the number of shares of Common Stock that are subject to the Option evidenced thereby, the other essential terms of the Option determined in accordance with Section V hereof, and other terms that are not inconsistent with the requirements of this Plan.

    4.4    Cancellation and Reissuance of Options.    No Option shall be repriced by any method, including by cancellation and reissuance.

V.    Terms of Options

    5.1    Terms of Options.    All Options granted during a Service Year shall have a term of ten years from the date of grant under Section 4.1 for that Service Year, subject to earlier termination pursuant to Section 5.5 hereof.

    5.2    Exercise of Options.    All Options granted during a Service Year shall become exercisable on the first anniversary of the date of grant under Section 4.1 for that Service Year. All Options shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event; provided, however, that if the Securities and Exchange Commission (“SEC”) deems such acceleration to preclude a pooling of interests by the Corporation, such acceleration shall be modified to the extent necessary to remove the SEC’s objection, and, provided further, however, that where a Participant ceases to serve on the Board of Directors or Advisory Board following such a Change in Control Event, any such Option which has not become exercisable shall not be forfeited but shall be permitted to vest on its original vesting date and remain exercisable for the term provided for under Section 5.1.

    5.3    Exercise Price.    The exercise price for all Options shall be the Fair Market Value of the Common Stock on the date the Option is granted.

    5.4    Number of Shares.    The number of shares of Common Stock that may be purchased upon exercise of an Option shall be 3,300, except as provided for grants under Section 4.2. The number of shares subject to an Option shall be subject to adjustment in accordance with Section 7.6 hereof.

    5.5    Forfeiture.    Subject to Section 5.2, Options that have not become exercisable on the date the Participant ceases to serve on the Board of Directors or Advisory Board of the Corporation for any reason other than the Participant’s death, disability or completion of the Service Year shall be forfeited and terminated immediately upon such termination of service. Options that have become exercisable shall remain exercisable, and shall no longer be subject to forfeiture, throughout their terms, regardless of whether the Participant serves on the Board of Directors or Advisory Board of the Corporation at the time the Option is exercised.

VI.    Exercise of Options

    6.1    Notice of Exercise.    An Option shall be exercised by delivery to the HR Head or his or her designee of a written notice of exercise in the form prescribed by the HR Head for use from time to time. Such notice of exercise shall indicate the number of shares as to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

    6.2    Form of Payment.    The exercise price may be paid in cash or, in whole or in part, by surrender of shares of Common Stock, which shall be credited against the exercise price at their Fair Market Value on the date the Option is exercised; provided, however, that no shares may be delivered in payment of the option price of an Option unless such shares, or an equivalent number of shares, shall have been held by the Participant (or other person entitled to exercise the Option) for at least six months prior to such delivery.

VII.    Miscellaneous

    7.1    General Restriction.    Each Option under the Plan shall be subject to the requirement that, if at any time the HR Head shall determine that any listing or registration of the shares of Common Stock, any consent or approval of any governmental body, or any other agreement, consent or action is necessary or desirable as a condition of the granting of an Option or issuance of Common Stock in satisfaction thereof, such grant or issuance may not be consummated unless such requirement is satisfied in a manner acceptable to the HR Head.

    7.2    Transferability.    During the life of a Participant, an Option shall be exercisable only by such Participant; provided, however, that Options may be transferred (i) by the Participant upon his or her death by will or pursuant to applicable laws of descent and distribution or (ii) as directed by the Participant during his or her lifetime by gift to members of his or her immediate family or to an entity for the benefit of the Participant and/or members of his or her immediate family or (iii) as directed by the Participant during his or her lifetime as otherwise approved by the Board of Directors from time to time. All transfers shall be made in accordance with procedures adopted by the HR Head, which may be amended from time to time. No other assignment or transfer of an Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise shall be permitted.

    7.3    Withholding Taxes.    Whenever the Corporation issues or transfers shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any certificate for such shares.

    7.4    No Right to Continued Service.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant any right to continued service as a director of the Corporation or any subsidiary or on the Advisory Board or affect any right of the Corporation or a subsidiary, acting through their boards of directors or otherwise, to terminate or otherwise affect the service of such Participant.

    7.5    No rights as Shareholders.    Participants as such shall have no rights as shareholders of the Corporation unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

    7.6    Adjustments.    If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant under the Plan or subject to or granted pursuant to an Option and the price thereof, or other numeric limitations under the Plan, as applicable, shall be appropriately adjusted by the Board. For purposes of this Section 7.6, it is intended that, absent reasons to the contrary, adjustments to Options be consistent with any changes or lack of changes resulting from the same cause to other options on the Common Stock.

    7.7    Amendment or Termination of the Plan.    The Board of Directors may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable. Any such action of the Board of Directors may be taken without the approval of the Corporation’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect such Participant’s rights under an Option previously granted.

    7.8    Awards to Foreign Nationals.    To the extent the HR Head deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of the Plan, the HR Head may, without amending the Plan, establish special rules applicable to Options granted to Participants who are foreign nationals. Such rules must be within the parameters set forth in Section 3.1.

    7.9    Effective Date.    This Plan shall be effective February 20, 2001, the date of its adoption by the Board, subject to approval of the shareholders of the Corporation at the 2001 Annual Meeting.

April 2001

EXHIBIT B

MELLON FINANCIAL CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.    PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities in respect of:

•	The integrity of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	The independence and performance of the Corporation’s independent auditors and internal auditors.

•	Compliance with legal and regulatory requirements.

The Audit Committee shall be available to provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

For purposes of this Charter, the term “review” when used with respect to a responsibility or duty of the Audit Committee shall mean such consideration and evaluation as the Audit Committee in its business judgment shall determine to be appropriate and shall not mean or require a “review” as contemplated in Statement on Auditing Standards No. 71.

II.    ALLOCATION OF RESPONSIBILITIES

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for providing reliable and timely information to the Board of Directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the Corporation’s risk management systems. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to plan or conduct audits, to conduct “field work” or other types of auditing or accounting reviews or procedures or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.

III.    COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall, in the Board’s business judgment, be free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate as interpreted by the Board of Directors in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise as interpreted by the Board of Directors in its business judgment.

Audit Committee members, including a Chairman and a Vice Chairman, shall be appointed by the Board of Directors on recommendation of the Nominating Committee and serve at the pleasure of the Board. If the Audit Committee Chairman is not present at a meeting of the Committee, the Vice Chairman shall preside.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The agenda for each Audit Committee meeting will provide time during which the Committee can meet separately in executive session with management, the Chief Auditor, the independent auditors and as a Committee to discuss any matters that the Committee or any of these groups believe should be discussed.

IV.    RESPONSIBILITIES AND DUTIES

A.  Review Procedures

The Audit Committee shall:

1.
Review and reassess the adequacy of this Charter at least annually; submit the Charter to the Board of Directors for approval and cause the Charter to be published in the Corporation’s proxy statement at least every three years in accordance with Securities and Exchange Commission regulations.

2.
Review the Corporation’s annual audited financial statements prior to filing or distribution and recommend whether the financial statements should be included in the Corporation’s Annual Report on Form 10-K. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Corporation’s financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings and reports prepared by the internal auditors together with management’s responses.

4.
Review with financial management and the independent auditors the Corporation’s quarterly financial results prior to the release of earnings and/or the Corporation’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item B.5).

B.  Independent Auditors

1.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to recommend and appoint, respectively (subject to shareholder ratification), evaluate and, where appropriate, replace the independent auditors.

2.
The Audit Committee shall approve on an annual basis the estimated fees to be paid to the independent auditors for the annual audit of the consolidated financial statements of the Corporation and limited reviews of its quarterly financial information. The Audit Committee shall also approve the nature of any non-audit services to be provided by the independent auditors.

3.
The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Corporation, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

4.	The Audit Committee shall review the independent auditors engagement letter and discuss general audit approach.

5.
Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors. The Audit Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

6.	The Audit Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

C.  Internal Audit Department and Legal Compliance

1.	The Audit Committee shall review the organizational structure and qualifications of the internal audit department and the scope of its work and planned activities.

2.	The Audit Committee shall review the appointment, performance and replacement of the Chief Auditor.

3.	Except to the extent subject to the jurisdiction of another committee of the Board of Directors pursuant to that committee’s charter,

(a)	the Audit Committee shall review significant reports prepared by the internal audit department together with management’s responses and follow-up to these reports;

(b)	on a quarterly basis, the Audit Committee shall review with the Corporation’s counsel any significant litigation; and

(c)	the Audit Committee shall review significant reports from regulatory agencies and management’s responses.

D.  Other Audit Committee Responsibilities

The Audit Committee shall:

1.	Annually prepare a report to shareholders to be contained in the Corporation’s annual proxy statement as required by the Securities and Exchange Commission.

2.
As a consequence of the delegation by the Board of Directors to the Corporation’s Trust and Investment Committee of oversight responsibilities for the Corporation’s trust and investment activities, receive periodic reports from the Chief Auditor as to any significant matters presented to the Corporation’s Trust and Investment Committee. Significant matters would include, among other things, internal and external reports containing substantial or significant issues.

3.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law as the Board of Directors shall specifically delegate to the Audit Committee.

4.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —
Reservation Form for Mellon Financial Corporation Annual Meeting of Shareholders

Admission cards will be forwarded to shareholders whose reservation forms are received by April 4, 2001. All other admission cards will be provided at the check-in desk at the meeting.

I expect to attend the Annual Meeting at 10:00 A.M., on April 17, 2001, in Pittsburgh, PA.

Name ................................................................................
(Please Print)

Address ............................................................................
(Please Print)
.............................................................................................

(Please complete and return in the enclosed envelope if you plan to attend the Annual Meeting)

[LOGO] Mellon Financial Corporation

This Proxy is solicited on behalf of the Board of Directors of the Corporation

The undersigned hereby appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, or any of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Mellon Financial Corporation Common Stock of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 17, 2001, at 10:00 A.M., on the 10th floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director and FOR Proxy Items 2 and 3 and will vote in their discretion on such other matters that may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director and FOR Proxy Items 2 and 3.

(Continued, and to be signed and dated, on reverse side)

▲FOLD AND DETACH HERE▲

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of directors and FOR Proxy Items 2 and 3, and will vote in their discretion on such other matters that may properly come before the meeting.
Please mark your votes as indicated in this example	☒
Proxy Item 1—The election of directors	Nominees:	Jared L. Cohon, Ira J. Gumberg, Edward J. McAniff, Martin G. McGuinn, David S. Shapira, Joab L. Thomas

FOR all nominees listed herein (except as withheld in space provided) ☐	WITHHOLD AUTHORITY to vote for all nominees listed herein ☐	(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

Note: A vote FOR the election of directors includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.

Proxy Item 2—Proposal to approve the adoption of the Mellon Financial Corporation Stock Option Plan for Outside Directors (2001).			Proxy Item 3—Ratification of appointment of KPMG LLP as independent public accountants.
FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

(Signature of Shareholder)

(Signature of Shareholder)

Dated:_________________________________, 2001

▲FOLD AND DETACH HERE▲

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